UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Road, Suite 100, Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           On November 5, 2012, we named Jennifer Crow as our new Chief Financial Officer. Ms. Crow, age 46, served most recently since 2006 as director of finance at Austin, Texas-based Active Power, Inc, a publicly-traded designer and manufacturer of critical power back-up systems and continuous infrastructure solutions.  Between 2003 and 2006, Ms. Crow acted as an independent finance and accounting consultant providing litigation support and financial consulting services.  Ms. Crow was director of financial analysis of Broadwing Communications, LLC (now part of Level 3 Communications, Inc.) between 1998 and 2003.  She is a Certified Public Accountant and holds a Bachelor of Business Administration (BBA) degree in accounting from Texas State University (formerly known as Southwest Texas State).

(e)           We have agreed to pay Ms. Crow an annual base salary of $160,000 for her services.  In addition, Ms. Crow is eligible to participate in our 2013 executive bonus program.  Her cash bonus is targeted for 25% of her base salary.  We have not yet established the 2013 business and financial criteria to meet in order to receive the targeted bonus amount.  We also expect to grant Ms. Crow options to purchase our Common Stock under our 2009 Equity Plan, as amended, but have not yet determined the number of options, exercise price and other terms of the grant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: November 9, 2012                                                                    By           /s/ Patrick Goepel
Patrick Goepel, President and
Chief Executive Officer